APPENDIX A

                         To the Custody Agreement Dated
                                November 18, 1996

                          Amended As of October 8, 1998



Kobren Insight Funds

-        Kobren Growth Fund
-        Kobren Moderate Growth Fund
-        Kobren Conservative Allocation Fund
-        Kobren Delphi Value Fund


KOBREN INSIGHT FUNDS                        BOSTON SAFE DEPOSIT AND
On behalf of the Funds                               TRUST
Listed on Appendix A


By:      /s/ Eric J Godes                       BY:  /s/ Christopher Healy
Name:    Eric J. Godes                               Name:    Christopher Healy
Title:   Vice President                              Title:   Vice President